UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 15, 2005

THE SHERIDAN GROUP, INC.

(Exact name of Registrant as specified in its charter)

Maryland	333-110441	52-1659314
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11311 McCormick Road, Suite 260, Hunt Valley, Maryland  21031-1437

(Address of Principal Executive Offices) (Zip Code)

(410) 785-7277

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.              Costs Associated with Exit or Disposal Activities

Due to trends in the short-run journal business and the high capital investment necessary to maintain two manufacturing facilities serving the same market, our Board of Directors, on December 15, 2005, approved a restructuring plan to consolidate all short-run journal printing operations into one site.  We will consolidate the printing of short-run journals at The Sheridan Press in Hanover, Pennsylvania and close the Capital City Press facility in Berlin, Vermont.  Approximately 200 positions will be eliminated as a result of the closure.  Of the 200 employees affected, it is expected that approximately 45 Publication Services employees will be offered jobs with one of our subsidiary companies, Dartmouth Journal Services.

We anticipate that this action will occur over the next three months and related charges will be recorded as the restructuring plan is implemented.  We estimate approximately $2.1 million ($1.3 million after tax) of restructuring charges resulting in future cash expenditures will be incurred, including $1.9 million of charges related to severance and other personnel costs and $0.2 million of other exit costs.  Some of these costs were recorded in 2005; however, we expect to record the majority of these costs in 2006.

We also expect that there will be non-cash charges incurred, such as charges associated with the impairment of facilities, equipment and other long-lived assets.  These charges are not reasonably estimable at this time because the amount will depend, in part, on amounts realized, if any, from the sale of surplus plant and equipment that we anticipate undertaking as part of the restructuring plan.  We will amend this report when estimates are determined.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this report consists of forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this report to differ include, without limitation, estimates of the amounts and timing of costs and charges resulting from the restructuring plan and related reductions in revenue. Other important factors are discussed under the caption “Forward-Looking Statements” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 filed on November 10, 2005 and in subsequent filings. We do not intend to review or revise any particular forward-looking statement in light of future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2006
THE SHERIDAN GROUP, INC.

	By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Vice President and Chief Financial Officer